Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 27, 2008, relating to the financial statements of Smart Kids Group, Inc., appearing in the Prospectus, which is a part of this Registration Statement, and our report dated May 27, 2008 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ CONNER & ASSOCIATES, PC
Newtown, Pennsylvania August 29, 2008